SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 20, 2002


                                GSE Systems, Inc.

             (Exact name of registrant as specified in its charter)
Delaware                          0-26494               52-1868008
--------------------------- --------------- ---------------------------
(State or other jurisdiction     (Commission         (I.R.S. employer
   of incorporation)             file number)        identification no.)

9189 Red Branch Road, Columbia, MD                21045
------------------------------------------------- -----------
(Address of principal executive offices)          (zip code)


Registrant's telephone number, including area code: (410) 772-3500

-------------------------------------------------------------------------------

(Former name or former address, if changed since last report)

Item 5.  Other Events

The following information is deemed by registrant to be of importance to security holders.

(a) On August 28, 2002, the registrant established an Executive Compensation Plan for Jerry Jen for 2002. Mr. Jen was appointed President on March 27, 2001. The Executive Compensation Plan for 2002 is similar to the one established for Mr. Jen in 2001, as modified to reflect the company's 2002 financial forecast.

(b) On August 30, 2002, the registrant accepted the resignations of Messrs. Feldman and Greenberg as executive employees. Messrs. Feldman and Greenberg will continue to receive annualized payments of $120,000 and $60,000, respectively, in their capacity as Executive Director I and Executive Director II, respectively, through December 31, 2002. The term for all Executive Directors I (Messrs. Feldman and Pedersen) and Executive Directors II (Messrs. Moore and Greenberg) will expire on December 31, 2002. Notwithstanding, Messrs. Feldman, Pedersen, Moore and Greenberg will continue to serve as directors of the company in accordance with applicable law. Effective January 1, 2003, Messrs. Feldman, Pedersen, Moore and Greenberg will receive the company's standard compensation for directors (unless otherwise modified by the independent directors or shareholders in accordance with applicable law).

Item 7. Financial Statements, Pro Forma Information and Exhibits

     (c) Exhibits

          10.1 Exhibit Executive Compensation Plan for President Jerry Jen for 2002.

          10.2 Exhibit GSE Board Resolution for Executive Director Status

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                      GSE Systems, Inc.

Date: September 20, 2002                              By: /s/Jeffery G. Hough